UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2013

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-16731	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Broken Sound Parkway NW, Suite 320

Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2013, TherapeuticsMD, Inc. entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of 29,411,765 shares of our common stock, par value $0.001 per share. The price to the public in this offering is $1.70 per share, and the Underwriters have agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $1.581 per share. The net proceeds to us from this offering are expected to be approximately $45.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about March 20, 2013, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 4,411,765 shares of common stock.

The offering is being made pursuant to TherapeuticsMD’s shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on January 25, 2013, which was declared effective by the SEC on February 5, 2013 (Registration Statement No. 333-186189), and a preliminary and final prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by our company, indemnification obligations of our company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Greenberg Traurig, LLP relating to the validity of the shares issued in the offering is attached hereto as Exhibit 5.1.

On March 15, 2013, we issued a press release, attached hereto as Exhibit 99.1, announcing that we had priced the offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 14, 2013

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (set forth in Exhibit 5.1)

99.1	Press Release from TherapeuticsMD, Inc., dated March 15, 2013, entitled “TherapeuticsMD Announces Pricing of Public Offering of Common Stock”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2013	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
Name: Daniel A. Cartwright
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 14, 2013

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (set forth in Exhibit 5.1)

99.1	Press Release from TherapeuticsMD, Inc., dated March 15, 2013, entitled “TherapeuticsMD Announces Pricing of Public Offering of Common Stock”.